As filed with the Securities and Exchange Commission on October
5, 1999
                                                  Reg. No. 333-72473

======================================================================
                               =========

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                       -------------------------
                           FORM S-3/A No. 2
                        REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                       -------------------------
                            PCC GROUP, INC.
          (Exact name of issuer as specified in its charter)

           California                                      95-3815164
(State or other jurisdiction of                        (I.R.S.
Employer
 incorporation or organization)                        Identification No.)

                        163 University Parkway
                       Pomona, California 91768
          (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive offices)

                               Jack Wen
                        Chief Executive Officer
                            PCC Group, Inc.
                        163 University Parkway
                       Pomona, California 91768
                (Name and address of agent for service)
                            (909) 869-6133
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                               Copy to:
                          Istvan Benko, Esq.
                           Stuart Teng, Esq.
                 Troy & Gould Professional Corporation
                  1801 Century Park East, Suite 1600
                     Los Angeles, California 90067
                            (310) 553-4441

     Approximate date of commencement of proposed sale to public:
From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of Each Class  Amount To Be  Maximum Off  Maximum Agg   Amount of
of Securities To Be   Registered   ering        regate        Registrat
Registered                         Price Per U  Offering Pr    ion Fee
                                   nit          ice

Common Stock ($.01      10,000      $6.34375(2)      $63,438      (4)
par value)

Common Stock ($.01      25,000(1)      $5.25(3)     $131,250     (4)
par value)

Total                   35,000                      $194,688     (4)



(1)  Represents shares issuable upon the exercise of outstanding stock purchase warrants.  Pursuant to Rule 416, there are
     also being registered such indeterminate number of
     additional shares of common stock as may become issuable
     pursuant to anti-dilution provisions of the warrants.
(2) Estimated solely for the purpose of calculating the fee, and based, pursuant to Rule 457(c), on the average of the high and low sale prices of Registrant's common stock as reported on the Nasdaq SmallCap Market on February 10, 1999.
(3)  The registration fee for shares of common stock issuable upon exercise of outstanding warrants was calculated using the prices at which such warrants may be exercised.
(4)  The registration fee for these securities was previously paid at the time the Registration Statement was filed on February
     12, 1999.
                         ____________________

The Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not yet complete, and it may be supplemented or amended in the final version. A registration statement for the securities described in this prospectus has been filed with the Securities and Exchange Commission. The selling shareholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any state.






                              PROSPECTUS

                            PCC GROUP, INC.

                     35,000 Shares of Common Stock
                    ------------------------------








Our common stock is traded on the Nasdaq SmallCap Market under the symbol "PCCG." On October 5, 1999, the closing price of our common stock was $2.87 per share.

An investment in the common stock involves a high degree of risk.
Before investing in the common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 2.

The selling shareholder is offering these shares of common stock, and it will receive all the proceeds from this offering. The selling shareholder will determine the offering price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or passed upon the adequacy or accuracy of this prospectus.
Any representation to the contrary is a criminal offense.





            The date of this prospectus is October 05, 1999.
                          PROSPECTUS SUMMARY

     The following is a summary. For additional information, you should read the entire prospectus and the documents incorporated by reference.

                     General Information About Us
                     ----------------------------

     During the past 16 years, we have been primarily engaged in the wholesale distribution of computer hardware products and components. The computer hardware products and components that we resell include hard disk drives, CD-ROM drives, monitors, keyboards, computer enhancement components, and a variety of other computer parts and accessories. We purchase these products in large volume directly from the manufacturers and then sell the products to personal computer assemblers and other resellers. Until recently, we have not marketed any products directly to end-user customers.

     Based on anticipated increased competition from traditional wholesale competitors and from new Internet competitors, in 1998 we decided to diversify our operations and decided to establish various new Internet and e-commerce operations. Our first entry into the e-commerce market was our release in December 1998 of our new Internet website through which we now offer and sell personal computer parts and products directly to the retail public. The website, located at www.123cdc.com, is operated through Computer Discount Center, Inc., our new wholly-owned subsidiary. In August 1999, we supplemented our e-commerce division with a new website known as www.123ADC.com. This second site is a new auto purchasing website.

     In May 1999 we also established a new subsidiary for the purpose of engaging in various Internet broker-dealer activities. The new subsidiary, known as "ExecuTrade, Inc.," is currently attempting to obtain the required federal and state licenses and has not yet commenced operations.

     All references to "our," "us" or "we" are to both PCC Group, Inc. and our subsidiaries. Our principal executive offices are located at 163 University Parkway, Pomona, California 91768, and our telephone number is (909) 869-6133

                             The Offering
                             ------------

Common stock offered . . . . . . . .           35,000 shares(1)

Common stock to be outstanding              2,828,339 shares(1)
   after the offering  . . . . . . .

Use of proceeds from the sale of
common stock in this offering
assuming the warrant is fully excised . .    All of the proceeds will
be received by the selling shareholder. We will not receive any of the proceeds from this offering, but will bear estimated expenses of approximately 30,000.

Nasdaq SmallCap Market Symbol  . .  .   PCCG
__________________



                             RISK FACTORS

An investment in our common stock involves a high degree of risk.
Before deciding to invest, you should read and carefully consider the following risk factors.

Our Personal Computer Sales Have Been Declining and May Not be Offset by Our New Internet Operations
-------------------------------------------------------------
     Historically, almost all of our revenues have been derived from our operations as a wholesaler of computer components. However, due to extreme competition in the personal computer wholesale business, falling prices for components, and a general glut of components and manufactures in the market, sales in our historical operations have recently started to decline. If the decline continues, our financial condition will be adversely affected. Although we have commenced new Internet operations and are considering engaging in additional Internet-related businesses, we do not expect that revenues from these other businesses will make up for the loss of revenues in our traditional business. In addition, the new Internet businesses are expected to operate at a loss for at least at least one year, which will further aggravate the deterioration in our financial condition.

We Must Frequently Distribute New Products Or Risk Losing Sales
---------------------------------------------------------------
     Due to the dynamic nature of the personal computer industry, we are frequently required to distribute new products and product enhancements or risk losing sales. Our customer demand the latest products and will buy them from others if the new products are not available from us. We cannot give any assurance that we will be able to offer our customers the new products that they request, or that we can provide such new products in the quantities and at the prices our customers demand.

We May Have Excess or Obsolete Inventory That Can Cause Losses
--------------------------------------------------------------
     We acquire inventory in advance of product shipments. Because forecasting the desirable level of inventory is difficult, we may forecast incorrectly and stock excess inventory of particular products. Furthermore, the value of our inventory may decrease due to price reductions by competitors, obsolescence due to technological change, and product quality problems. Failure to sell our inventory, or the need to reduce our prices could result in losses. In our financial statements, we have attempted to accurately indicate the value of our inventory assets by reducing their value with a reserve for obsolescence. Although we believe we have appropriately accounted for obsolescence, we may need to further reduce the value of our inventory on our financial statements due to future unanticipated obsolescence or other inventory problems. Significant declines in inventory value due to obsolescence or other inventory problems may have a material adverse effect on our business.

We Face Substantial Competition From Major Distributors of Personal
Computer
----------------------------------------------------------------------

Components That Affects Our Sales, Gross Margins and Future Prospects
----------------------------------------------------------------------


     The wholesale personal computer components distribution industry is highly competitive and is characterized by aggressive pricing practices, low gross margins, frequent introduction of new products, short product life cycles, price sensitivity on the part of consumers, and a large number of competitors. Competition is based primarily on product availability, price, credit availability, speed of delivery,
and breadth and depth of product lines and services.   We are limited
in our ability to raise prices due to the intense price competition and the extreme price sensitivity of consumers. Our competition has caused us to reduce our gross margins and has caused a reduction in our sales. We expect that our business will continue to be adversely affected by industry-wide pricing pressures and downward pressures on gross margins. Many of our competitors have greater financial, marketing, manufacturing, and technological resources, broader product lines and larger customer bases and are more capable of operating with low gross margins. The extreme competition that we face will continue to limit our future prospects for growth and profitability in the wholesale distribution business. If we fail to compete effectively, our business will be adversely affected.

We Have Limited Experience In Internet Commerce Operations And Will Face Stiff competition
----------------------------------------------------------------------

     We have only limited experience in Internet commerce. As a result, we expect to face many of the difficulties normally faced by newly formed operations in developing businesses. Furthermore, we will experience substantial competition in both of our new Internet operations. There already are a number of major Internet-focused computer retailers and Internet automobile listing websites, including several well-financed, prominent public companies in each category. As a result, we will have to compete with these other, more widely recognized and better financed, Internet companies. Our ability to attract the large number of visitors to both of our computer products and automobile websites will be hindered by the name recognition, marketing abilities and budgets of competitors. There is no assurance that we will be able to compete with these other Internet companies. As a result, for the foreseeable future, our Internet operations are expected to comprise only a small portion of our revenues, and these operations are not expected to be profitable.

We Operate on Low Profit Margins Which Exposes us to Losses
-----------------------------------------------------------
     As a result of price competition in both our wholesale distribution and Internet operations, we have low gross profit and operating margins. These low margins magnify the impact of variations in net sales and operating costs on our operating results. Our goal is to partially offset the effects of low margins by increasing our net sales, trying to make large volume purchases at a discount, and reducing expenses as a percentage of net sales. We cannot assure you that we will be able to make purchases with large volume discounts or otherwise increase our margins.

We Are Dependent on Third-Party Suppliers
-----------------------------------------
     Although some components essential to our wholesale distribution business are generally available from multiple sources, some products are currently obtained from single sources. If the supply of single-source products were to be delayed or curtailed, our wholesale distribution business would be adversely affected. In addition, all of the products that we offer and sell through our Internet website are currently provided by one major computer product distributor. Should our sole Internet products provider fail for any reason to continue to ship computer products to our customers, our Internet retail computer products operations would have to close until an alternative provider is found. Accordingly, any difficulties that we may experience with our computer products provider will have a negative effect on our Internet operations.

We Are Dependent on Key Personnel
---------------------------------
     Our success depends to a significant extent upon the continued service of key marketing, sales, and executive personnel, and on our ability to continue to attract, retain and motivate qualified personnel. The competition for qualified employees is intense, and the loss of the services of one or more of these key personnel could adversely affect us. We do not maintain key man life insurance on any of our executives.

Our Stock Price May be Volatile
-------------------------------
     The market price of our common stock has been, and may continue to be, highly volatile. Factors such as new product announcements by us or our competitors, quarterly fluctuations in our operating results, and general conditions in the computer market may have a significant impact on the market price of our common stock. In particular, if we were to report operating results that did not meet the expectations of research analysts, the market price of our common stock could be materially adversely affected. The stock prices of high technology companies, particularly those engaged in Internet commerce, have experienced above average volatility in recent years. For example, the price of our common stock during the past twelve months has fluctuated between a low of $2.87 and a high of $8.625.

We Do Not Plan to Pay Cash Dividends on Our Common Stock
-----------------------------------------------------
     We do not plan to pay cash dividends on our common stock for the foreseeable future. All earnings, other than dividends paid on preferred stock, will be retained for operations and for the development of our business. Our ability to pay dividends in the future is dependent on our financial condition and on limitations on the payment of dividends contained in California law.

We May Experience Year 2000 Interruptions
-----------------------------------------
     We currently operate two Internet websites and use a number of computer software programs and operating systems in our internal operations, including applications used in order processing, inventory management, distribution, financial business systems and various administrative functions. We hired a consultant to conduct an independent audit of our internal software applications to determine if it contains source code that is able to interpret the upcoming calendar year 2000. Based on the independent audit, we believe that our computers are able to handle dates beyond the year 2000. In addition, we believe that our websites were developed to avoid any
year 2000 problems.   Accordingly, we do not anticipate that we will
incur material expenses to make our websites, computer software programs and operating systems year 2000 compliant. However, any year 2000 problems that affect Internet operations generally will affect our new Internet commerce operations. Also, any unanticipated costs necessary to update our software or to correct any systems interruptions, may exceed our present expectations and have a material adverse effect on our business. In addition, failure by our key suppliers, customers or service providers to make their computer software programs and operating systems year 2000 compliant could have a material adverse effect on us. While we are not aware of any known third party problems that will not be corrected, we only have limited knowledge of their year 2000 state of readiness.


We May Issue Additional Shares of Preferred Stock With Priority Rights Over the common stock
----------------------------------------------------------------------

     Our articles of incorporation permit our board of directors to designate the terms of, and to issue, up to 5,000,000 shares of preferred stock without further shareholder approval. The issuance of additional series of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock by establishing additional classes of preferred stock that have preferential rights over the common stock. The preferences could include priority in the payment of dividends, priority upon liquidation, and special voting rights. In addition, the issuance of additional series of preferred stock in the future could make it more difficult for a third party to attempt a takeover, tender offer, or removal of existing management, even if the action would be in the best interests of the existing shareholders.

                  WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, as a result, file reports, proxy statements, and other information with the Securities and Exchange Commission.
You may read and copy the reports, proxy statements, and other information that we file at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission maintains a web site at http://www.sec.gov which contains our reports, proxy statements, and other information that we file electronically with the Securities and Exchange Commission. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     * Annual report on Form 10-K for the fiscal year ended September 30, 1998, as amended by amendment no. 1 on Form 10-K/A, filed under
Section 13(a) of the Securities Act of 1934.
     * Quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1998.
     *  Quarterly report on Form 10-Q for the fiscal quarter ended
March 31, 1999.
     *  Quarterly report on Form 10-Q for the fiscal quarter ended
June 30, 1999.
     * The description of our common stock contained in the registration statement on Form 8-A, dated March 12, 1985.


     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (registration no. 333-72473). You may request a free copy of any of the above filings by writing or calling:

     PCC Group, Inc.
     Attn:  Don Johnson, Chief Financial Officer
     163 University Parkway
     Pomona, California 91768
     (909) 869-6133


      CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     Some of the information in this prospectus, or incorporated by reference, may contain forward-looking statements which involve known and unknown risks and uncertainties. These risks and uncertainties may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements stated or implied by the statements. These statements discuss future revenue and expenditure expectations in addition to anticipated strategies and future events. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus.

                            USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered under this prospectus, and all of the net proceeds will belong solely to the selling shareholder. We will, however, receive the exercise price of the warrants if the warrants
are exercised.   We will bear the costs and expenses of registering
the shares offered by the selling shareholder, which we currently estimate to be about $30,000.

                         SELLING  SHAREHOLDER

     All of the shares offered under this prospectus will be offered by Summit Marketing & Public Relations, Inc., the selling shareholder. Except as indicated below, neither Summit Marketing nor any of its affiliates has held any position or office or had any other material relationship with us within the past three years. The following table shows the number of shares of our common stock beneficially owned by Summit Marketing as of September 7, 1999 based on the number of shares of common stock outstanding as of that date. The table assumes that Summit Marketing will exercise its warrant in full, that it will sell all of the shares registered hereby, and that it will make no other purchases or sales of our common stock. However, Summit Marketing is not obligated to sell its shares at any time or at any price. Therefore, we cannot state with certainty the number of shares of common stock that will be owned by Summit Marketing upon the termination of this offering.

                                                          Shares of
                      Shares of Common Stock   Number of  Common Stock
                      Beneficially Owned       Shares of  Beneficially
                      Prior to the offering    Common     Owned after
                                               Stock      the Offering
Name of               -----------------------  ------     -------------
Selling Shareholder    Number   Percentage     Offered    Number Percentage
----------------------------------------------------------------------
Summit Marketing &    35,000        1.3%      35,000       0        0%
Public Relations, Inc.


     In 1998, we entered into a consulting agreement with Summit Marketing & Public Relations, Inc. pursuant to which Summit Marketing agreed to assist us in issuing press releases and in disseminating information about us. The consulting agreement has expired, and we no longer have any dealings with Summit Marketing. Except for this agreement, we have not had any other dealings with Summit Marketing during the past three years. As payment for services performed under the consulting agreement, we issued 10,000 shares of common stock to Summit Marketing & Public Relations, Inc. In addition, we granted a warrant to purchase 25,000 shares of common stock to Summit Marketing on February 8, 1999. This warrant has an exercise price of $5.25 per share and expires on December 31, 1999. The warrant will be adjusted in the event of stock splits, stock dividends, and similar events.


                         PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of Summit Marketing & Public Relations, Inc., the selling shareholder. The term selling shareholder includes donees and pledgees selling shares received from the selling shareholder after the date of this prospectus. We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling shareholder will pay all brokerage commissions and other selling expenses.

     The shares may be sold by the selling shareholder, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made on the Nasdaq SmallCap Stock Market, in another over-the-counter market, or on a national securities exchange. In addition, the selling shareholder may sell any of the shares covered by this prospectus under Section 4(1) of the Securities Act of 1933 or Rule 144. The shares may be sold in one or more of the following types of transactions:

     * a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction
     * purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus
     *  an exchange distribution under the rules of an exchange
     * ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * face-to-face transactions between sellers and purchasers without a broker-dealer. Brokers or dealers may arrange for other brokers or dealers to participate in the resales.

     The selling shareholder may enter into hedging transactions with broker-dealers. These broker-dealers may engage in short sales of the shares registered under this prospectus in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell shares short and deliver the shares to close out short positions. The selling shareholder may also enter into option or other transactions with broker-dealers which require the selling shareholder to deliver the shares registered under this prospectus to the broker-dealer, which the broker-dealer may resell under this prospectus.

     The selling shareholder may also pledge the shares registered under this prospectus to a broker or dealer, and the broker or dealer may sell the pledged shares under this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. The brokers or dealers and any other participating brokers or dealers may be considered underwriters under of the Securities Act of 1933, in connection with the sales. Furthermore, any commission, discount or concession may be considered underwriting discounts or commissions under the Securities Act of 1933.

     Because selling shareholder may be considered underwriters under
Section 2(11) of the Securities Act of 1933, the selling shareholder will be subject to prospectus delivery requirements. We has informed the selling shareholder that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market.

     If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) of the Securities Act of 1933. We would disclose the following information:

     * the name of the selling shareholder and participating broker-dealer
     *  the number of shares involved
     *  the price at which the shares were sold
     * the commissions paid or discounts or concessions allowed to the broker-dealer that the broker-dealer did not conduct any investigation to verify the information in this prospectus
     *  other facts material to the transaction

In addition, if we are notified by the selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                             LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion that the shares of common stock covered by this prospectus have been duly and validly issued, fully paid and nonassessable.

                                EXPERTS

     Our consolidated financial statements, which were included in our annual report on form 10-K for the year ended September 30, 1998, have been audited by BDO Seidman, LLP, independent certified public accountants. The accountant's report is included in the form 10-K and is incorporated by reference into this prospectus. These consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the accountant's report, given upon the authority of the firm as experts in accounting and auditing.
We have not authorized anyone to give any information or make any representations, other than those contained in this prospectus, in connection with this offering of common stock. You must not rely on any unauthorized information or representations. Only the shares 35,000 Shares described within this prospectus are being offered, and only under PCC GROUP, INC. circumstances and in jurisdictions where it is lawful to do so. The Common Stock information contained in this prospectus is current only as of its date.



       ------------------

       TABLE OF CONTENTS

PROSPECTUS
       ------------------
Prospectus Summary  . . . . . . . . . . 2
General Information About Us  . . . . . 2
The Offering   . .. . . . . . . . . . . 2
Risk Factors  . . . . . . . . . . . . . 3
Where You Can Find More Information . . 6          October 5, 1999
Caution Regarding Forward-Looking
Information   . . . . . . . . . . . . . 7
Use of Proceeds . . . . . . . . . . . . 7
Selling Shareholder . . . . . . . . . . 7
Plan of Distribution  . . . . . . . . . 8
Legal Matters . . . . . . . . . . . . . 9
Experts . . . . . . . . . . . . . . . . 9
                                PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION

The following table sets forth the estimated expenses of PCC Group, Inc. in connection with the offering described in this registration statement.

Securities and Exchange Commission registration fee . . .  $1,286
Nasdaq listing fees . . . . . . . . . . . . . . . . . . .  $7,500
Accountants' fees and expenses  . . . . . . . . . . . . .    $500
Legal fees and expenses . . . . . . . . . . . . . . . . . $19,500
Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  $1,214
                                                          -------
     Total  . . . . . . . . . . . . . . . . . . . . . . . $30,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code ("Section 317") provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 317 also provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of an action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which the persons shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which an action or suit was brought shall determine that despite the adjudication of liability, the person is fairly and reasonably entitled to be indemnified for the expenses which the court shall deem proper.

     Section 317 provides further that to the extent a director or officer of a California corporation has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification authorized by
Section 317 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity as a director or officer or arising out of his status as a director or officer whether or not the corporation would have the power to indemnify him against the liabilities under Section 317.

ITEM 16.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference as a part of this registration statement:

4.1 Form of Common Stock Purchase Warrant issued to Summit Marketing & Public Relations, Inc.*

5.1  Opinion of Troy & Gould Professional Corporation

23.1 Consent of BDO Seidman, LLP

23.2 Consent of Troy & Gould Professional Corporation (contained in
     Exhibit 5.1 hereof).

24   Power of Attorney.*
-----------------------------------
*  Previously filed and incorporated by reference.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pomona, State of California, on October 5, 1999.

                              PCC GROUP, INC.

                              BY: /s/ Jack Wen
                              --------------------------------
                             Jack Wen, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
---------                     -----                         ----

/s/ Jack Wen             Chairman of the Board and     October 5, 1999
------------------       Chief Executive Officer
Jack Wen                 (Principal Executive
                          Officer)

/s/ Donald Johnson       Vice President and            October 5, 1999
------------------       Chief Financial Officer
Donald Johnson           (Principal Financial and
                         Principal Accounting
                         Officer)

     *                   Director                      October 5, 1999
-----------------------
Gary L. Blum

     *                   Director                      October 5, 1999
-----------------------
George Rodda, Jr.

* By: /s/ Jack Wen
-----------------------
Jack Wen
as Attorney-In-Fact

                           INDEX TO EXHIBITS
                           -----------------

5.1  Opinion of Troy & Gould Professional Corporation

23.1 Consent of BDO Seidman, LLP

23.2 Consent of Troy & Gould Professional Corporation
                                                       EXHIBIT 5.1

                     [LETTERHEAD OF TROY & GOULD]

                              October 5, 1999

PCC Group, Inc.
1633 University Avenue
Pomona, California 91768

     Re: Registration Statement on Form S-3

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), of PCC Group, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 35,000 shares of common stock of the Company (the "Shares") currently issued or hereafter issuable upon the exercise of an outstanding stock purchase warrant (the "Warrant").

          For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the warrant and of such other documents, corporate records, certificates of public officials, and other instruments as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

          Based upon the foregoing, it is our opinion that the 10,000 outstanding Shares have been duly and validly authorized and are duly and validly issued, fully paid and nonassessable. In addition, it is our opinion that the 25,000 additional Shares to be issued upon exercise of the Warrant, have been duly and validly authorized and, when issued, will be duly and validly issued, fully paid and nonassessable.

          We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectuses made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   TROY & GOULD
                                   Professional Corporation
                                                     EXHIBIT 23.1




          Consent of Independent Certified Public Accountants
          ---------------------------------------------------




PCC Group, Inc.
Pomona, California


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3/A No. 2 of our report dated December 8, 1998, relating to the audit of the consolidated financial statements of PCC Group, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1998.

We also consent to the reference to us under the caption "Experts" in the prospectus.






Los Angeles, California
October 5, 1999